UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2011

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 13, 2011, Fluor Corporation (the “Corporation”), entered into a first supplemental indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture, dated as of September 8, 2011 (the “Base Indenture” and together the “Indenture”), by and between the Company and the Trustee, in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 3.375% Senior Notes due 2021 (the “Notes”).

The Corporation will pay interest on the Notes on each March 15 and September 15, beginning on March 15, 2012. The Notes will mature on September 15, 2021. The Corporation may, at any time, redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium described in the Supplemental Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Supplemental Indenture), unless the Corporation has already exercised its option to redeem the Notes, the Corporation will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

The Notes are subject to the covenants in the Indenture, which include restrictions on liens and restrictions on sale and leaseback transactions as set forth in the Supplemental Indenture.

The Indenture contains customary events of defaults, including: (a) the failure to pay interest on any Note for 30 days after the interest becomes due; (b) the failure to pay principal or premium, if any, on any Note when it becomes due; (c) the Corporation’s failure to perform, or its breach of, any other covenant in the Indenture for 90 days after written notice thereof; and (d) the occurrence of a specified event of bankruptcy, insolvency or reorganization involving the Corporation.

If an event of default occurs and is continuing with respect to the Notes, except if the principal has already become due and payable, the Indenture provides that the principal will become due and payable immediately upon written notice to the Corporation by the Trustee or a holder of not less than 25% in aggregate principal amount of the Notes. If at any time after the principal of the Notes has been so declared due and payable (and before any judgment or decree for the payment of the amounts due shall have been obtained or entered), and upon satisfaction of the conditions set forth in the Indenture, the holders of a majority of the aggregate principal amount of the Notes may waive all defaults and rescind and annul such declaration and its consequences.

The above summary of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture.  The Base Indenture is incorporated herein by reference to Exhibit 4.3 to the Corporation’s Current Report on Form 8-K filed on September 8, 2011.  A copy of the Supplemental Indenture is filed herewith and shall be deemed to be incorporated by reference as an exhibit to the Corporation’s Registration Statement on Form S-3 (File No. 333-156137).

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description
4.4	First Supplemental Indenture dated September 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 13, 2011	FLUOR CORPORATION

	By:	/s/ D. Michael Steuert
D. Michael Steuert
Senior Vice President and Chief Financial Officer

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
4.4	First Supplemental Indenture dated September 13, 2011.